UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2019

Spartan Energy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 West 57th Street, 43rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 258-0947
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	SPAQ.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	SPAQ	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SPAQ.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, John J. MacWilliams was appointed as a member of the board of directors (the “Board”) of Spartan Energy Acquisition Corp. (the “Company”), effective immediately. The Board has determined that Mr. MacWilliams is an “independent director” as defined in the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations.

Under the NYSE listing standards and applicable SEC rules, the Company had one year from the date of its initial public offering to have the Board’s Audit Committee be comprised solely of independent members. Prior to Mr. MacWilliams’s appointment, one of the members of the Board’s Audit Committee, Geoffrey Strong, was not independent. In connection with Mr. MacWilliams’s appointment to the Board, Mr. MacWilliams will replace Mr. Strong as a member of the Board’s Audit Committee.

John J. MacWilliams, age 63, served as the Associate Deputy Secretary and Chief Risk Officer of the U.S. Department of Energy (the “DOE”) from August 2015 until January 2017 and as Senior Advisor to the Secretary of the DOE from June 2013 until August 2015. Prior to his appointment to the DOE, Mr. MacWilliams was Managing Partner at Tremont Energy Partners, LLC, a private investment and advisory firm specializing in the global energy industry. Mr. MacWilliams co-founded Tremont Energy in 2004 after serving as Vice Chairman, Investment Bank, at JP Morgan Chase and Partner at JP Morgan Partners from 2000 until 2003. Previously, Mr. MacWilliams was a founding partner in 1993 of The Beacon Group, LLC. Mr. MacWilliams’s prior positions include Executive Director of Goldman Sachs & Co.’s International Banking Division, Vice President for Goldman Sach & Co.’s Private Finance Group, and attorney at Davis Polk & Wardwell. Mr. MacWilliams has served on Boards of Directors for Alliance Resource Partners, LP, Compagnie Generale de Geophysique, Longhorn Partners Pipeline, LP, SmartSync, Inc, Soft Switching Technologies, Inc., and Titan Methanol Company. Since 2017, Mr. MacWilliams has served as a Senior Advisor for the Boston Consulting Group, a Fellow at Columbia University’s Center on Global Energy Policy and Adjunct Professor at Columbia’s School of International and Public Affairs. Mr. MacWilliams holds a B.A. from Stanford University, an M.S. from Massachusetts Institute of Technology, and a J.D. from Harvard Law School. Mr. MacWilliams is well-qualified to serve as director due to his extensive experience in the global energy industry, including his substantial energy-related experience in both the private and public sectors.

In connection with his appointment to the Board, Mr. MacWilliams has joined the Letter Agreement, dated August 9, 2018, among the Company, its officers and directors and its sponsor by entering into an Insider Letter Acknowledgment and Agreement, a copy of which is attached hereto as Exhibit 10.1. Please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for information regarding the Letter Agreement. The Company also entered into an Indemnification Agreement with Mr. MacWilliams, a copy of which is attached hereto as Exhibit 10.2, which requires the Company to indemnify him to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

In connection with his appointment to the Board, Mr. MacWilliams will receive a one-time cash retainer of $75,000. In addition, Mr. MacWilliams will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

On July 30, 2019, the Company’s sponsor transferred 75,000 shares of the Company’s Class B common stock, par value $0.0001 per share, to Mr. MacWilliams at their original purchase price.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Insider Letter Acknowledgment and Agreement, dated July 30, 2019, between the Company and John J. MacWilliams
10.2	Indemnification Agreement, dated July 30, 2019, between the Company and John J. MacWilliams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spartan Energy Acquisition Corp.

Date: July 31, 2019	By:	/s/ Geoffrey Strong
	Name:	Geoffrey Strong
	Title:	Chief Executive Officer

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